UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2025

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Cash Bonus Plan

On January 7, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Butler National Corporation (the “Company”) approved and adopted the 2025 Annual Cash Bonus Plan (the “Plan”). The purpose of the Plan is to enable the Company to attract and retain employees, including named executive officers, by providing a competitive cash bonus program that rewards outstanding performance.

Pursuant to the Plan, salaried employees of the Company and any entity controlled by the Company, will be eligible to receive compensation based on attainment of certain performance goals (the “Performance Goals”). The Committee will determine the individuals that may participate in the Plan, select the period for which performance is calculated, and establish the Performance Goals for each participant.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan’s terms. The Plan is filed as Exhibit 10.1 hereto and the full text of the Plan is incorporated into this 8-K by reference.

Changes in Salary and Bonus

On January 7, 2025, the Committee approved and adopted changes to the annual base salary and annual cash bonus for each of Christopher J. Reedy (“Mr. Reedy”) and Joe A. Peters (“Mr. Peters”).

Mr. Reedy’s annual base salary for the Company’s fiscal year ended April 30, 2025, will decrease from $595,000 to $580,000. His annual cash bonus target for 2025 is $215,000 and will be subject to performance goals based on: (1) revenue, (2) operating income, and (3) other non-financial components.

Mr. Peters’ annual base salary for the Company’s fiscal year ended April 30, 2025, will decrease from $610,000 to $538,667. His annual cash bonus target for 2025 is $169,000 and will be subject to performance goals based on: (1) revenue, (2) operating income, and (3) other non-financial components.

Restricted Stock Agreements

On January 7, 2025, the Committee approved of restricted stock awards (the “Awards”), and the Company entered into restricted stock award agreements (each, an “Award Agreement”), with each of Mr. Reedy and Mr. Peters (each, an “Awardee”) pursuant to the Butler National Corporation 2016 Equity Incentive Plan (the “Equity Plan”). Mr. Reedy’s Award is equal to $135,000 and the Award for Mr. Peters is equal to $15,000. Pursuant to the Equity Plan and the Award Agreements, the shares of restricted stock awarded are subject to a pro-rata vesting condition and are scheduled to be fully vested on January 7, 2027. Each Award Agreement contains customary provisions related to confidentiality, intellectual property, employee non-competition, and non-solicitation of Company customers and employees.

The foregoing description of the Award Agreement and the Equity Plan is not complete and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement under the Butler National Corporation 2016 Equity Incentive Plan (“Form of Restricted Stock Agreement”) attached hereto as Exhibit 10.2. The full text of the Form of Restricted Stock Agreement incorporated into this 8-K by reference.

Severance Agreements and Change in Control Agreements

On January 7, 2025, the Committee approved of, and the Company entered into, severance agreements (the “Severance Agreements”) and change in control agreements (the “Change in Control Agreements”) with Mr. Reedy and Mr. Peters.

The Severance Agreements provide for severance payments equal to 12 months of base salary for an employee whose employment with the Company is terminated without cause (as defined in the Severance Agreements), so long as the employee executes a release of claims and complies with all non-compete and non-solicit covenants executed with the Company.

The Change in Control Agreements provide that in the event of a “Change of Control” of the Company followed within two years by (i) the termination of the employee’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of employee due to “good reason,” then the employee will (i) be paid a lump sum cash amount equal to the sum of two times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.

The above description of the Severance Agreements is qualified in its entirety by reference to the Form of Severance Agreement attached hereto as Exhibit 10.3 and is incorporated into this 8-K by reference. The above description of the Change in Control Agreements is qualified in its entirety by reference to the Form of Change in Control Agreement attached hereto as Exhibit 10.4 and is incorporated into this 8-K by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Butler National Corporation 2025 Annual Cash Bonus Plan.
10.2	Form of Restricted Stock Agreement under the Butler National Corporation 2016 Equity Incentive Plan.
10.3	Form of Severance Agreement.
10.4	Form of Change in Control Agreement.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION
Date: January 8, 2025	/s/Christopher J. Reedy Christopher J. Reedy Chief Executive Officer